UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on May 8, 2013, Plug Power Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 8, 2013, with Air Liquide Investissements d'Avenir et de Demonstration (“Air Liquide”). A copy of the Purchase Agreement was filed with the Current Report on Form 8-K, filed on May 8, 2013, as Exhibit 10.1.

On May 16, 2013, the Company consummated the transactions contemplated by the Purchase Agreement, including issuing 10,431 shares of the Company’s Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and entering into a Registration Rights Agreement (the “Registration Rights Agreement”) with Air Liquide.  Under the Registration Rights Agreement, the Company has agreed to register for resale all  shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued or issuable upon conversion of shares of the Series C Preferred Stock and as a payment-in-kind dividend on the shares of Series C Preferred Stock.  The foregoing summary is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2013, the Company filed a Certificate of Designations of Series C Redeemable Convertible Preferred Stock with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series C Preferred Stock. The Series C Preferred Stock  ranks senior to the Common Stock with respect to rights upon the liquidation, dissolution or winding up of the Company. The Series C Preferred Stock  is entitled to receive dividends at a rate of 8% per annum payable in equal quarterly installments in cash or in shares of Common Stock, at the Company’s option. The Series C Preferred Stock  is convertible into shares of Common Stock, at a conversion price equal to $0.248794 per share, at Air Liquide’s option, (1) on or after May 8, 2014 or (2) upon any liquidation, dissolution or winding up of the Company, any sale, consolidation or merger of the Company resulting in a change of control, or any sale or other transfer of all or substantially all of the assets of the Company.  The Series C Preferred Stock has customary redemption rights at the election of either the Company or Air Liquide on or after May 8, 2016 as well as weighted average anti-dilution protection.  The Series C Preferred Stock  votes together with the Common Stock on an as-converted basis on all matters, except as otherwise required by law. The foregoing summary is qualified in its entirety by the full text of the Certificate of Designations of Series C Redeemable Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference

Item 7.01.       Regulation FD Disclosure.

The Company issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.       Other Events.

The Company’s 2013 annual meeting of stockholders has been scheduled for June 27, 2013 (the “Annual Meeting”).  Because the date of the Annual Meeting has been changed by more than 30 days from the date of the previous year's annual meeting of stockholders, the deadline for shareholders to submit shareholder proposals for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in accordance with Rule 14a-8 under the Exchange Act will be the close of business on May 24, 2013, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials.  Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110.  Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations of Series C Redeemable Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated as of May 16, 2013, between Plug Power Inc. and Air Liquide Investissements d'Avenir et de Demonstration.

99.1	Press Release, dated May 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: May 20, 2013	By: /s/ Gerard L. Conway, Jr.
Name: Gerard L. Conway, Jr.
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.                 Description

3.1	Certificate of Designations of Series C Redeemable Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated as of May 16, 2013, between Plug Power Inc. and Air Liquide Investissements d'Avenir et de Demonstration.

99.1	Press Release, dated May 16, 2013.